UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1

(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2015, Mr. Randolph I. Thornton resigned as a member of the Board of Directors of Ivanhoe Energy Inc. (the “Company”). Mr. Thornton also resigned from the Company’s Special Committee, established for the purpose of evaluating and overseeing the negotiation of strategic financing transactions. The Company accepted Mr. Thornton’s resignation, which was effective as of February 13, 2015. Mr. Thornton’s resignation letter is filed as Exhibit 17.1 to this report.

On February 16, 2015, Dr. Robert Graham resigned as a member of the Board of Directors of the Company. Dr. Graham also resigned as a member of the Special Committee, the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee. The Company accepted Dr. Graham’s resignation, which was effective as of February 16, 2015.

On February 16, 2015, the Company issued a press release reporting the resignation of Mr. Thornton from the Company’s Board of Directors and on February 17, 2015, the Company issued a press release reporting the resignation of Dr. Graham from the Company’s Board of Directors. Copies of these press releases are filed as Exhibits 99.1 and 99.2, respectively, to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

17.1	Resignation Letter of Mr. Randolph I. Thornton dated February 13, 2015

99.1	Press Release dated February 16, 2015

99.2	Press Release dated February 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 20, 2015

IVANHOE ENERGY INC.
By:	“William Parry”
Name: William Parry Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description
17.1	Resignation Letter of Mr. Randolph I. Thornton dated February 13, 2015
99.1	Press Release dated February 16, 2015
99.2	Press Release dated February 17, 2015